SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2003

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue White Plains, New York		10601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 421-6700

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

AboveNet. Inc. (formerly Metromedia Fiber Network, Inc.) (the “Company”) continues to be unable to prepare consolidated financial statements in accordance with generally accepted accounting principles, because, among other things, the Company has not compiled the information necessary to prepare its “fresh start” balance sheet as of September 1, 2003 and the accounting impact that may result from the investigation by the U.S. Securities Exchange Commission (the “SEC”) described in more detail below and the continuing audit of prior year financial statements has not been determined. As a result, the Company has not satisfied its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is not making its quarterly or annual financial filings at this time.

Based upon a review of its internal operating financial results for the two month period ended October 31, 2003, the Company does not believe it will achieve its projections set forth in Exhibit E to the Company’s Disclosure Statement with respect to its Second Amended Plan of Reorganization, dated as of July 1, 2003, as amended and supplemented.

On September 8, 2003, the Company emerged from Chapter 11 proceedings and, as a result, has implemented fresh start accounting under the provisions of SOP 90-7, effective September 1, 2003, to coincide with its normal monthly financial closing cycle.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

As previously announced, the SEC initiated an investigation of the Company in early 2002 after the Company announced it would reexamine its reported operating results for the first three quarters of 2001. The investigation is continuing as of the date hereof. The Company cannot predict how or when the investigation will be resolved.

The Company does not have audited consolidated financial statements for the years 2001 and 2002 or reviewed quarterly information for 2002 or 2003. At this time, the Company cannot predict when audits or reviews of such consolidated financial statements and financial information will be complete, but believes the Company will be required to restate the previously issued financial report for 2000 and prior year information contained therein.  Any such restatements may be significant.  Further, because the Company’s auditors have indicated they are unable to review the quarterly consolidated financial information for 2001 in accordance with applicable professional standards, the Company is not planning to reissue such quarterly information.  Instead, the Company plans to incorporate all appropriate 2001 adjustments into the 2001 annual financial results.  The Company is not current with its quarterly or annual financial filings with the SEC as a result of having suspended such filings prior to the date on which the Company and its subsidiaries filed their voluntary Chapter 11 petitions. While the Company hopes to resume filing such reports, and has devoted, and will continue to devote, significant resources to expedite the work necessary to make these filings, the Company cannot make any assurances as to when it will be in a position do so.  Further, the Company’s Audit Committee has initiated an investigation of the Company’s prior financial results with the assistance of independent professionals in accordance with applicable standards.

The Company does not believe adequate current public information exists regarding its business and financial condition to support a market in its securities. Persons who propose to invest in the Company’s securities do so at their own risk.

The information contained in this Current Report on Form 8-K is a statement of the Company’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions regarding future developments. The Company may change its intention, belief or expectation at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on their behalf may issue.

By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge disclosure of such information is required by applicable law or is material.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABOVENET, INC.

By:	/s/ Robert J. Sokota
Robert J. Sokota
Senior Vice President and General Counsel
Date: November 20, 2003